EXHIBIT 99.1

Upland Software Reports Second Quarter 2024 Financial Results

August 1, 2024, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the second quarter 2024 and issued guidance for its third quarter and full year of 2024.

Second Quarter 2024 Financial Highlights
•Total revenue was $69.3 million, a decrease of 7% from $74.5 million in the second quarter of 2023.
•Subscription and support revenue was $65.5 million, a decrease of 7% from $70.5 million in the second quarter of 2023.
•GAAP net loss was $11.4 million compared to a GAAP net loss of $15.1 million in the second quarter of 2023. GAAP net loss attributable to common stockholders was $12.8 million compared to GAAP net loss attributable to common stockholders of $16.5 million in the second quarter of 2023. GAAP net loss per share attributable to common stockholders was $0.47 per share, compared to a GAAP net loss per share attributable to common stockholders of $0.51 per share in the second quarter of 2023.
•Adjusted EBITDA was $13.6 million, or 20% of total revenue, compared to $16.6 million, or 22% of total revenue, in the second quarter of 2023.
•GAAP operating cash flow was $5.5 million, compared to GAAP operating cash flow of $7.0 million in the second quarter of 2023. Free cash flow was $5.2 million, compared to free cash flow of $6.7 million in the second quarter of 2023.
•Cash on hand as of the end of the second quarter of 2024 was $232.4 million.

"In Q2, we beat our revenue and Adjusted EBITDA guidance midpoints and posted Core Bookings in excess of Core Churn for the second quarter in a row," said Jack McDonald, Upland's chairman and chief executive officer. "We saw meaningful new customer wins and major customer expansions, along with reinforced strategic partnerships. Our AI-powered products continue to generate industry recognition and deliver enhanced, streamlined solutions for our customers."

Second Quarter Business Highlights
•We expanded relationships with 275 existing customers, 41 of which were major expansions. We also welcomed 155 new customers to Upland in the second quarter, including 17 new major customers.
•We earned 56 badges in G2’s Summer 2024 market reports across our portfolio of products, up from 44 badges in the Spring 2024 reports. Our AI knowledge management solutions, Upland RightAnswers and Upland Panviva, continue to garner numerous badges, while Upland Qvidian, an AI-powered proposal management and response software, increased earned recognitions another quarter in a row. Additional products to receive badges include Upland

InGenius, a computer telephony integration solution powering personalized customer service with AI, and Upland InterFAX, a secure, cloud-based fax service, among others.
•Upland Qvidian continues to enhance the response and sales proposal process with its new generative AI model, Qvidian AI Assist. A leader in the RFP and proposal automation industry, Qvidian is dedicated to helping teams easily uncover the right responses and quickly create stand-out proposals and RFx responses with this beta release of powerful generative AI features.
•Upland and RamSoft®, a global leader in cloud-based RIS/PACS radiology solutions for imaging centers and teleradiology providers, announced the milestone transmission of the 40 millionth fax through the integration of RamSoft PowerServer™ and Upland InterFAX. InterFAX’s robust security features, including PHIPA and HIPAA compliance, complement PowerServer’s secure HIPAA-compliant architecture.
•Our Upland Altify 9.12 release contained major enhancements to transform the customer experience with Altify’s Salesforce-native products, creating a simpler, smarter, and more connected solution. The upgrade offers sellers simplified and streamlined workflows and optimized user interfaces, smarter in-product guidance, better data readability, and improved connectedness.

Business Outlook
For the quarter ending September 30, 2024, Upland expects reported total revenue to be between $63.2 and $69.2 million, including subscription and support revenue between $60.1 and $65.1 million, for a decline in total revenue of 11% at the mid-point from the quarter-ended September 30, 2023. Third quarter 2024 Adjusted EBITDA is expected to be between $12.5 and $15.5 million, for an Adjusted EBITDA margin of 21% at the mid-point. This Adjusted EBITDA guide at the mid-point is a decrease of 13% from the quarter-ended September 30, 2023.
For the full year ending December 31, 2024, Upland expects reported total revenue to be between $269.6 and $281.6 million, including subscription and support revenue between $254.1 and $264.1 million, for a decline in total revenue of 7% at the mid-point from the year ended December 31, 2023. Full year 2024 Adjusted EBITDA is expected to be between $52.6 and $58.6 million, for an Adjusted EBITDA margin of 20% at the mid-point. This Adjusted EBITDA guide at the midpoint is a decline of 14% from the year ended December 31, 2023.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-800-715-9871 in North America or 1-646-307-1963 if outside North America, international rates apply. Attendees will need to use access code 8422976 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software
Upland Software, Inc. enables global businesses to work smarter with over 25 proven cloud software products that increase revenue, reduce costs, and deliver immediate value. Our solutions offer many integrated AI capabilities and cover digital marketing, knowledge management, contact center service, sales productivity, content lifecycle automation, and more. Upland's powerful cloud products are trusted by more than 10,000 global customers. Learn how Upland helps businesses achieve outcomes that matter at www.uplandsoftware.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus depreciation and amortization expense, interest expense, net, other expense (income), net, provision (benefit) for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue and impairment of goodwill.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, impairment of goodwill and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.
Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation and amortization.
In connection with periodic reviews of our business, we have decided to discontinue the availability of certain non-strategic product offerings and a limited number of non-strategic customer contracts (collectively referred to as “Sunset Assets”).
Overage Charges are subscription and support revenues earned in addition to contractual minimum customer commitments as a result of the usage volume of services including text and e-mail messaging and third-party pass-through costs that exceed the levels stipulated in contracts with the Company.
Upland defines Core Organic Growth Rate as the percentage change between two reported periods in subscription and support revenue, excluding subscription and support revenue from Sunset Assets and Overage Charges. We calculate our year-over-year Core Organic Growth Rate as though all acquisitions or dispositions closed as of the end of the latest period were closed as of the first day of the prior year period presented. Core Organic Growth Rate does not represent actual organic revenue generated by our business as it stood at the beginning of the respective period.
Core Bookings and Core Churn exclude bookings and churn from Sunset Assets.

Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,” “may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words.
Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions, acquisition expense timing and our ability to consummate and integrate acquisitions; our ability to expand our go to market operations, including our marketing and sales organization and cross selling opportunities, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue, average annual spend, margin expense and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth, including organic growth; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; global economic and financial market conditions and uncertainties; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; our expectations as to the payment of dividends; our Share Repurchase Plan, including expectations regarding the timing and manner of repurchases made under the Share Repurchase Plan; our current level of indebtedness, including our exposure to variable interest rate risk; the potential elimination or limitation of tax incentives or tax losses and/or reductions of U.S. federal net operating losses; the risk that we did not consider another contingency included in this list; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC.
The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Michael D. Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Lloyd Berry
media@uplandsoftware.com
512-960-1010

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Subscription and support	$65,504	$70,494	$132,582	$143,408
Perpetual license	1,730	1,252	3,200	2,823
Total product revenue	67,234	71,746	135,782	146,231
Professional services	2,105	2,751	4,293	5,322
Total revenue	69,339	74,497	140,075	151,553
Cost of revenue:
Subscription and support	19,247	22,073	39,076	45,558
Professional services and other	1,227	2,105	2,447	4,156
Total cost of revenue	20,474	24,178	41,523	49,714
Gross profit	48,865	50,319	98,552	101,839
Operating expenses:
Sales and marketing	16,791	15,755	33,809	30,044
Research and development	12,185	12,443	24,640	24,973
General and administrative	13,880	15,583	27,112	32,772
Depreciation and amortization	11,380	14,853	22,776	29,947
Acquisition-related expenses	—	1,072	—	2,166
Impairment of goodwill	—	—	87,227	128,755
Total operating expenses	54,236	59,706	195,564	248,657
Loss from operations	(5,371)	(9,387)	(97,012)	(146,818)
Other expense:
Interest expense, net	(5,056)	(5,376)	(10,014)	(10,837)
Other income (expense), net	198	(617)	120	808
Total other expense	(4,858)	(5,993)	(9,894)	(10,029)
Loss before benefit from (provision for) income taxes	(10,229)	(15,380)	(106,906)	(156,847)
Benefit from (provision for) income taxes	(1,210)	233	(663)	1,655
Net loss	$(11,439)	$(15,147)	$(107,569)	$(155,192)
Preferred stock dividends	(1,390)	(1,329)	(2,765)	(2,644)
Net loss attributable to common stockholders	$(12,829)	$(16,476)	$(110,334)	$(157,836)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.47)	$(0.51)	$(3.92)	$(4.88)
Weighted-average common shares outstanding, basic and diluted	27,348,672	32,473,872	28,133,285	32,367,084

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$232,375	$236,559
Accounts receivable, net of allowance	30,242	38,765
Deferred commissions, current	9,369	10,429
Unbilled receivables	3,531	2,701
Income tax receivable, current	4,803	3,775
Prepaid expenses and other current assets	9,609	8,004
Total current assets	289,929	300,233
Tax credits receivable	1,176	1,657
Property and equipment, net	1,768	1,932
Operating lease right-of-use asset	2,029	2,929
Intangible assets, net	152,896	182,349
Goodwill	264,164	353,778
Deferred commissions, noncurrent	12,602	12,568
Interest rate swap assets	14,933	14,270
Other assets	358	308
Total assets	$739,855	$870,024
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,483	$8,137
Accrued compensation	8,445	7,174
Accrued expenses and other current liabilities	6,244	7,050
Deferred revenue	95,066	102,763
Operating lease liabilities, current	1,732	2,351
Current maturities of notes payable	3,313	3,172
Total current liabilities	122,283	130,647
Notes payable, less current maturities	471,749	473,502
Deferred revenue, noncurrent	3,146	3,860
Operating lease liabilities, noncurrent	969	1,597
Noncurrent deferred tax liability, net	14,358	16,025
Other long-term liabilities	459	461
Total liabilities	612,964	626,092
Series A Convertible Preferred stock	120,403	117,638
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	603,526	608,995
Accumulated other comprehensive loss	(600)	6,168
Accumulated deficit	(596,441)	(488,872)
Total stockholders’ equity	6,488	126,294
Total liabilities, convertible preferred stock and stockholders’ equity	$739,855	$870,024

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating activities
Net loss	$(11,439)	$(15,147)	$(107,569)	$(155,192)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,797	18,283	27,599	36,784
Deferred income taxes	(119)	(699)	(1,176)	(2,674)
Amortization of deferred costs	3,029	3,315	6,076	6,667
Foreign currency re-measurement gain	(530)	(23)	(694)	(882)
Non-cash interest, net and other income, net	(894)	579	(1,776)	1,152
Non-cash stock-based compensation expense	5,133	6,370	8,655	12,832
Non-cash loss on impairment of goodwill	—	—	87,227	128,755
Non-cash loss on retirement of fixed assets	18	34	18	34
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(999)	6,222	8,362	13,212
Prepaid expenses and other current assets	514	713	(3,603)	(1,649)
Other assets	(2,299)	(2,392)	(4,907)	(4,875)
Accounts payable	2,846	(1,033)	(613)	(1,217)
Accrued expenses and other liabilities	1,095	(3,247)	706	(4,106)
Deferred revenue	(4,682)	(5,953)	(7,714)	(5,994)
Net cash provided by operating activities	5,470	7,022	10,591	22,847
Investing activities
Purchase of property and equipment	(274)	(289)	(457)	(504)
Net cash used in investing activities	(274)	(289)	(457)	(504)
Financing activities
Payments of debt costs	(77)	(47)	(77)	(177)
Payments on notes payable	(1,350)	(1,350)	(2,700)	(2,700)
Stock repurchases and retirement	(3,040)	—	(10,958)	—
Taxes paid related to net share settlement of equity awards	(232)	(153)	(563)	(388)
Issuance of common stock, net of issuance costs	—	1	—	1
Additional consideration paid to sellers of businesses	—	(484)	—	(5,550)
Net cash used in financing activities	(4,699)	(2,033)	(14,298)	(8,814)
Effect of exchange rate fluctuations on cash	264	136	(20)	374
Change in cash and cash equivalents	761	4,836	(4,184)	13,903
Cash and cash equivalents, beginning of period	231,614	257,720	236,559	248,653
Cash and cash equivalents, end of period	$232,375	$262,556	$232,375	$262,556
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate swaps	$8,845	$7,292	$17,565	$14,426
Cash paid for taxes	$1,048	$2,465	$3,162	$4,972

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(11,439)	$(15,147)	$(107,569)	$(155,192)
Add:
Depreciation and amortization expense	13,797	18,283	27,599	36,784
Interest expense, net	5,056	5,376	10,014	10,837
Other expense (income), net	(198)	617	(120)	(808)
Provision for (benefit from) income taxes	1,210	(233)	663	(1,655)
Stock-based compensation expense	5,133	6,370	8,655	12,832
Acquisition-related expense	—	1,072	—	2,166
Non-recurring litigation costs	11	158	129	158
Purchase accounting deferred revenue discount	65	131	141	351
Impairment of goodwill	—	—	87,227	128,755
Adjusted EBITDA	$13,635	$16,627	$26,739	$34,228

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of net loss to non-GAAP net income:
Net loss	$(11,439)	$(15,147)	$(107,569)	$(155,192)
Add:
Stock-based compensation expense	5,133	6,370	8,655	12,832
Amortization of purchased intangibles	13,512	17,973	27,022	36,143
Amortization of debt discount	591	579	1,165	1,152
Acquisition-related expense	—	1,072	—	2,166
Nonrecurring litigation expense	11	158	129	158
Purchase accounting deferred revenue discount	65	131	141	351
Impairment of goodwill	—	—	87,227	128,755
Tax effect of adjustments above	(1,179)	(2,552)	(3,227)	(6,805)
Non-GAAP net income	$6,694	$8,584	$13,543	$19,560

Weighted average common shares outstanding, basic	27,348,672	32,473,872	28,133,285	32,367,084
Weighted average common shares outstanding, diluted	34,563,131	39,227,072	35,313,922	39,086,906
Non-GAAP earnings per share, basic	$0.24	$0.26	$0.48	$0.60
Non-GAAP earnings per share, diluted	$0.19	$0.22	$0.38	$0.50

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of operating cash flow to Free Cash Flow:
Net cash provided by operating activities	$5,470	$7,022	$10,591	$22,847
Less: Purchase of property and equipment	(274)	(289)	(457)	(504)
Free Cash Flow	$5,196	$6,733	$10,134	$22,343

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Stock-based compensation:
Cost of revenue	$199	$301	$385	$604
Research and development	638	648	1,244	1,303
Sales and marketing	362	558	759	1,134
General and administrative	3,934	4,863	6,267	9,791
Total	$5,133	$6,370	$8,655	$12,832

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Depreciation:
Cost of revenue	$—	$2	$—	$5
Operating expense	285	308	577	636
Total	$285	$310	$577	$641

Amortization:
Cost of revenue	$2,417	$3,428	$4,823	$6,832
Operating expense	11,095	14,545	22,199	29,311
Total	$13,512	$17,973	$27,022	$36,143